Exhibit 99.3

Unaudited Pro Forma Financial Information.

The following pro forma financial information is the result of combining the Company's reported historical financial information with First Clover Leaf historical financial information and making adjustments to the combined information to reflect events that have occurred or that are assumed to have occurred because of the acquisition. The pro forma information should be read in conjunction with the Company’s previously reported historical financial statements and the First Clover Leaf financial statements included in this filing.

The pro forma condensed consolidating statements do not assume or include any possible cost savings or revenue opportunities that may be realized as a result of the combination. This condensed consolidating pro forma information is provided for illustrative purposes only and is not necessarily indicative of the results of operations or financial position which would have resulted if the combination had been effected at the beginning of the periods presented or as of the date indicated or the financial position or results of operation which we might obtain in the future.

The following pro forma condensed combined financial information presents the financial position of the Company, including the effects of the purchase accounting adjustments and acquisition expenses, had the acquisition taken place at the dates identified (in thousands):

(Unaudited)		First Clover	Pro Forma
As of June 30, 2016	First Mid	Leaf	Transactions	Note	Pro Forma
Assets
Cash and cash equivalents	$53,072	$66,628	(7,545)	(1)(13)	$112,155
Investment securities	643,045	110,258	(737)	(2)	752,566
Loans held for sale	1,346	592	—		1,938
Loans	1,313,841	446,625	(10,403)	(3)	1,750,063
Allowance for loan losses		(6,225)	6,225	(4)	(15,164)
Other real estate owned	436	2,851	(754)	(5)	2,533
Premises and equipment	29,569	9,670	1,963	(6)	41,202
Goodwill	41,007	11,385	5,400	(7)(8)	57,792
Intangible assets	8,140	1,191	4,561	(9)	13,892
Bank owned life insurance	25,183	15,563	—		40,746
Other assets	19,308	6,781	1,395	(10)	27,484
Total assets	$2,119,783	$665,319	$105		$2,785,207

Liabilities
Deposits	$1,704,199	$539,590	$1,994	(11)	$2,245,783
Securities sold under agreements to repurchase	131,099	21,817	—		152,916
FHLB advances	40,000	15,999	113	(12)	56,112
Other borrowings	—	—	15,000	(13)	15,000
Subordinated debentures	20,620	4,000	(731)	(14)	23,889
Other liabilities	7,245	1,716	353	(16)	9,314
Total liabilities	1,903,163	583,122	16,729		2,503,014
Stockholders’ equity	216,620	82,197	(16,624)	(15)(16)	282,193
Total liabilities and stockholders’ equity	$2,119,783	$665,319	$105		$2,785,207

The following pro forma condensed combined financial information presents the results of operations of the Company, including the effects of the purchase accounting adjustments, had the acquisition taken place at the beginning of each period (dollars in thousands):

(Unaudited)		First Clover	Pro Forma
For the Six Months Ended June 30, 2016	First Mid	Leaf	Transactions	Note	Pro Forma
Net interest income	$32,057	$8,965	$1,550	(17)(18)	$42,572
Provision for loan losses	846	320	—		1,166
Non-interest income	13,103	1,319	—		14,422
Non-interest expense	29,314	7,946	148	(19)(20)	37,408
Income before taxes	15,000	2,018	1,402		18,420
Income tax expense (benefit)	5,265	353	491	(21)	6,109
Net income (loss)	$9,735	$1,665	$911		$12,311
Dividends on preferred shares	825	—	—		825
Net income available to common stockholders	$8,910	$1,665	$911		$11,486

Earnings per share:
Basic	$1.01	$0.24			$1.01
Diluted	$0.99	$0.24			$0.99

Basic weighted average shares	8,804,107		2,600,616	(22)	11,404,723
Diluted weighted average shares	9,831,591		2,600,616	(22)	12,432,207

(Unaudited)		First Clover	Pro Forma
For the Year Ended December 31, 2015	First Mid	Leaf	Transactions	Note	Pro Forma
Net interest income	$55,752	$17,282	$2,912	(17)(18)	$75,946
Provision for loan losses	1,318	(500)	—		818
Non-interest income	20,544	2,672	—		23,216
Non-interest expense	49,248	14,141	780	(19)(20)	64,169
Income before taxes	25,730	6,313	2,132		34,175
Income tax expense (benefit)	9,218	1,675	746	(21)	11,639
Net income (loss)	$16,512	$4,638	$1,386		$22,536
Dividends on preferred shares	2,200	—	—		2,200
Net income available to common stockholders	$14,312	$4,638	$1,386		$20,336

Earnings per share:
Basic	$1.84	$0.66			$1.96
Diluted	$1.81	$0.66			$1.92

Basic weighted average shares	7,775,490		2,600,616	(22)	10,376,106
Diluted weighted average shares	9,137,689		2,600,616	(22)	11,738,305

Note 1 - Basis of Presentation

The Company acquired First Clover Leaf on September 8, 2016. The acquisition is accounted for under the acquisition method of accounting and, accordingly the assets and liabilities of First Clover Leaf, presented in these pro forma condensed combined financial statements have been adjusted to their fair values based upon conditions as of the merger date and as if the transaction had been effective on January 1, 2015 for statement of income data. Since these are pro forma statements, the Company cannot assure that the amounts reflected in these financial statements would have been represented of the actual amounts earned had the companies combined at that time. The fair values are estimates as of the date hereof and are subject to refinement for up to one year after the closing date as additional information regarding the closing date fair values becomes available.

Note 2 - Pro Forma Adjustments Footnotes

(1)	Cash portion paid for purchase of $22,545,000 net of proceeds of $15,000,000 from debt used to fund the payment
(2)	Adjustment to reflect investments securities acquired at fair value
(3)
Adjustment to record loans acquired at fair value. Adjustment includes discounts for potential credit adjustments and market rate differential. Of this amount approximately $8.4 million is being accreted to interest income over the remaining term of the loans

(4)
To eliminate First Clover Leaf's existing allowance for loan losses. Purchased loans in a business combination are recorded at fair value on the purchase date and the carryover of the related allowance for loan losses is prohibited

(5)	Adjustment to reflect other real estate owned acquired at fair value
(6)	Adjustment of $2,652,000 to reflect buildings and equipment acquired at fair value less elimination of previous fair value adjustment recorded by First Clover Leaf of $689,000
(7)	Adjustment to record goodwill of $16.8 million resulting from the difference between the purchase price and the identifiable net assets as follows (in thousands):

Total purchase price		$88,471
Allocated to book value of assets and liabilities		79,730
		8,741
Adjustments to record assets and liabilities to fair value:
Investments	737
Loans	10,403
Allowance for loan losses	(6,928)
OREO	754
Premises and equipment	(1,963)
Core deposit intangible	(4,660)
Other assets	8,325
Time deposits	1,994
FHLB advances	113
Subordinated debentures	(731)
		8,044
		$16,785

(8)	To eliminate First Clover Leaf's existing goodwill of $11,385,000
(9)	To record core deposit intangible asset of $4,660,000 and eliminate First Clover Leaf's existing core deposit intangible asset of $99,000
(10)	To record deferred tax asset for the effects of the acquisition accounting and other miscellaneous adjustments

(11)	Adjustment to reflect time deposits assumed at fair value. Amount is being accreted over the remaining term of the deposits
(12)	Adjustment to reflect FHLB advances assumed at fair value. Amount is being accreted over the remaining term of the advances.
(13)	To reflect debt of the Company used to finance the cash portion of the consideration paid which consists of $15,000,000 of long-term debt with a current annual interest rate of 2.25%
(14)	Adjustment to reflect subordinated debentures at fair value. Amount is being amortized over the remaining life of the liability.
(15)	To eliminate First Clover Leaf's stockholders' equity and reflect fair value of 2,600,616 shares of the Company's common stock issued as consideration for the acquisition
(16)	To record acquisition costs of $353,000, net of tax, not recorded as of the balance sheet date.

		Six months ended June 30, 2016	Year Ended December 31, 2015
(17)	To reflect accretion and amortization of fair value adjustments on the following:
	Loans	$1,175	$2,263
	Time deposits	548	976
	FHLB advances	28	56
	Subordinated debentures	(42)	(84)
(18)	To reflect interest expense of the Company's debt at annual rate of 2.25%	(160)	(299)
(19)	To reflect estimated amortization of core deposit intangible and depreciation expense
(20)	To exclude direct, incremental costs of acquisition recorded during period	242	—
(21)	To reflect tax effects on pro forma adjustments at an effective rate of 35%
(22)	To reflect increase in common shares issued as consideration of the acquisition